UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

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SCHEDULE 14A

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Rewards Network Inc.

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On April 3, 2008, Rewards Network issued the following press release:

P    R    E    S    S        R    E    L    E     A    S    E

FOR IMMEDIATE RELEASE

CONTACT:

Christopher Locke

Chief Financial Officer

Rewards Network Inc.

(312) 521-6741

Rewards Network Inc. Announces Nomination of Seven Directors to its Board

CHICAGO – April 3, 2008 – Rewards Network Inc. (AMEX:IRN), a leading provider of marketing services and frequent dining programs to the restaurant industry, today announced the nomination of seven directors to stand for election at the Company’s Annual Meeting of Stockholders. As approved by the current Board, the proposed slate of directors reduces the size of the Company’s Board by three members and includes six independent nominees.

Marc Particelli and Michael Soenen are nominated for election to the Rewards Network Board for the first time. Mr. Particelli and Mr. Soenen were initially recommended as possible nominees by current directors who are not standing for re-election.

Mr. Particelli is the Chairman of the Board of Coactive Marketing Group, Inc., a provider of integrated marketing services for manufacturers of packaged goods and consumer products. Mr. Soenen is the Chairman of the Board, President and Chief Executive Officer of FTD Group, Inc., a leading provider of floral and specialty gift products to consumers and retail florists.

Current Board members standing for re-election are: Donald J. Liebentritt, Chairman of the Board; Ronald L. Blake, President and Chief Executive Officer; and the chairmen of the Board’s three standing committees: Raymond A. Gross, Chairman of the Audit Committee; F. Philip Handy, Chairman of the Corporate Governance and Nominating Committee; and Mark R. Sotir, Chairman of the Compensation Committee. Bios of all Rewards Network Board nominees can be found in the Company’s proxy statement and on the Company’s investor relations website at investor.rewardsnetwork.com.

The Company also announced that Adam M. Aron, Karen I. Bremer, Peter C.B. Bynoe, Harold I. Shain and John A. Ward, III have chosen not to stand for re-election.

“In determining this year’s slate of director nominees, we decided to reduce the size of the Board and identified a slate of candidates that could provide our management team with a broad range of resources,” said Don Liebentritt, the Board’s Chairman. “The unique backgrounds and skill sets of Marc Particelli and Mike Soenen, combined with the institutional knowledge and leadership of the current Board members running for re-election, can provide the management team with both continuity and new perspectives.”

Liebentritt continued, “I would like to thank all of our departing Board members for their commitment, leadership and guidance to Rewards Network throughout the years.”

The Company’s Board of Directors will be voted on at the Rewards Network 2008 Annual Meeting of Stockholders to be held on Monday, May 12, 2008 at 10:00 a.m. (Central time) at 1 North Wacker Dr., 2nd Floor Conference Center, Chicago, Illinois. Rewards Network filed a proxy statement in connection with its 2008 Annual Meeting of Stockholders with the Securities and Exchange Commission on April 2, 2008. The proxy statement is currently being distributed to the Company’s stockholders, who are strongly advised to read the proxy statement because it contains important information. Stockholders can obtain this proxy statement for free at the Internet website maintained by the Securities and Exchange Commission at www.sec.gov or at the Company’s investor relations website at investor.rewardsnetwork.com.

About Rewards Network

Rewards Network Inc. (AMEX:IRN), headquartered in Chicago, IL, operates the leading frequent dining programs in North America. Thousands of participating restaurants and other merchants benefit from the Company’s extensive email, internet and print marketing efforts; member ratings/feedback and other business intelligence; and access to capital. In conjunction with major airline frequent flyer programs and other affinity organizations, Rewards Network provides over three million members with incentives to dine at participating restaurants. These incentives include airline miles, college savings rewards, reward program points, and Cashback Rewards(SM) savings. For additional information about Rewards Network, visit www.rewardsnetwork.com or call 1-877-491-3463.

Safe Harbor Statement

Statements in this release that are not strictly historical are “forward-looking” statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectation or beliefs, and are subject to risks, trends and uncertainties. Actual results, performance or achievements may differ materially from those expressed or implied by the statements herein due to factors that include, but are not limited to, the following: (i) our inability to attract and retain merchants, (ii) our inability to obtain sufficient cash and refinance the repurchase of our convertible subordinated debentures, (iii) our dependence upon our relationships with payment card issuers, transaction processors, presenters and aggregators, (iv) changes to payment card association rules and practices, (v) economic changes, (vi) our susceptibility to restaurant credit risk and the risk that our allowance for losses related to restaurant credit risk in connection with dining credits may prove inadequate, (vii) our dependence on our relationships with airlines and other reward program partners for a significant number of members, (viii) the concentration of a significant amount of our rewards currency in one industry group, the airline industry, (ix) our inability to attract and retain active members, (x) the filing of class action lawsuits against us, (xi) changes in our programs that affect the rate of rewards, (xii) our inability to maintain an adequately-staffed sales force, (xiii) our inability to maintain an appropriate balance between the number of members and the number of participating merchants in each market, (xiv) our minimum purchase obligations and performance requirements, (xv) network interruptions, processing interruptions or processing errors, (xvi) susceptibility to a changing regulatory environment, (xvii) increased operating costs or loss of members due to privacy concerns of our program partners, payment card processors and the public, (xviii) the failure of our security measures, (xix) the loss of key personnel, (xx) increasing competition, and (xxi) a shift toward Marketing Services Program that may cause revenues to decline. A more detailed description of the factors that, among others, should be considered in evaluating our outlook can be found in the company’s annual report on Form 10-K for the year ended December 31, 2007, filed with the Securities and Exchange Commission. We undertake no obligation to, and expressly disclaim any such obligation to, update or revise any forward-looking statements to reflect changed assumptions, the occurrence of anticipated or unanticipated events, changes to future results over time or otherwise, except as required by law.